                                                                       EXHIBIT E



                        ALLIANCE MANAGEMENT HOLDINGS, LLC

                                 PROMISSORY NOTE

No. 1

         Alliance Management Holdings, LLC, a Delaware limited liability company (the "Company"), for value received, promises to pay to the order of Alliance Resource Holdings, Inc., a Delaware corporation (hereinafter referred to as "Lender"), TWO HUNDRED SEVENTY-SIX THOUSAND SEVEN HUNDRED NINETEEN AND 3/100 DOLLARS ($276,719.03) and to pay interest on the principal outstanding quarterly in arrears on February 15, May 15, August 15, and November 15, of each year, commencing May 15, 2002, which such interest to accrue from February 15, 2002 until maturity hereof at an interest rate of seven (7.0%) per annum.

         Reference is hereby made to the further provisions of this Note to be duly executed and delivered by their respective duly authorized officers.

Dated:  May 8, 2002                    ALLIANCE RESOURCE HOLDINGS, INC.



                                       By: /s/ Thomas L. Pearson
                                          -------------------------------------
                                          Thomas L. Pearson
                                          Senior Vice President-Law and
                                          Administration and General Counsel


                                       ALLIANCE MANAGEMENT HOLDINGS, LLC


                                       By: /s/ Thomas L. Pearson
                                          -------------------------------------
                                          Thomas L. Pearson
                                          Secretary

                                                                       EXHIBIT E


         THIS NOTE WAS ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNTIED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN APPLICABLE EXEMPTION THEREFROM.

                                 PROMISSORY NOTE

         This Note is duly authorized by Alliance Management Holdings, LLC, a Delaware limited liability company (the "Company").

         1. Loan. The principal amount outstanding of this Note is $276,719.03. This Note shall not be deemed terminated or cancelled prior to the receipt of ninety (90) days notice from lender (the "Maturity Date"), although the entire principal balance hereof may from time to time be paid in full. Unless otherwise agreed to in writing, or otherwise required by applicable law, payments will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs and other charges. The outstanding principal balance of this Note, together will all accrued but unpaid interest, shall be due and payable on the Maturity Date.

         2. Use of Funds. All borrowings hereunder have been used exclusively for the purchase of common units representing limited partner Interest ("Common Units") in Alliance Resource Partners, L.P., a Delaware limited partnership, which are currently publicly-traded on the Nasdaq National Market.

         3. Interest. The Company promises to pay interest on the principal amount of this Note at a rate equal to the seven percent (7.0%) per annum from February 15, 2002 until maturity. The Company will pay interest quarterly on February 15, May 15, August 15, and November 15 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day (as hereinafter defined), on the next succeeding Business Day. Any installment of interest which is overdue shall bear interest at the rate of nine percent (9%) per annum. The first Interest Payment Date shall be May 15, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. The books and records of Lender shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.

         4. Method of Payment. The Company will pay interest on this Note to Alliance Resource Holdings, Inc., a Delaware corporation (hereinafter referred to as hereinafter referred to, along with any subsequent holder of this Note, as the "Lender"). The Company will pay the principal and interest on this Note in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. At the Lender's direction, the Company will make payments in respect of this Note by (i) mailing a Company check to the address provided to the Company by the Lender in writing (ii) making a wire transfer of funds to an account designated by the Lender in writing, or (iii) any other method of payment mutually accepted to Lender and Company.

         5. Security. All indebtedness, obligations and liabilities of any kind of the Company from time to time owing under this Note, including without limitation, principal and interest thereon, are secured pursuant to the terms and provisions of that certain Security Agreement, dated the date hereof, between the Company and the Lender.

         6. Subordination. All indebtedness, obligations and liabilities of any kind of the Company from time to time owing under this Note, including without limitation, principal and interest thereon, are subordinate and junior in right of payment and collection in full of all amounts owing (including without limitation, interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law with respect to the Company as debtor) under any other indebtedness of the Company now or hereafter outstanding in favor of Lender, unless, in the case of any particular indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness shall not be senior in right of payment hereunder.

         7. Assignment by Lender. The Lender may not sell, assign, transfer or otherwise dispose of its rights under this Note without the prior written consent of the Company.

         8. Amendments and Waivers. The terms of this Note may be amended or supplemented with the prior written consent of the Company and the Lender and any existing default hereunder, or compliance with any provision hereof, may be waived by the Lender.

         9. Defaults and Remedies. The Company agrees that upon the occurrence of any one or more of the following events of default: (a) default in payment of interest or principal on this Note for a period of 30 days or (b) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any property of the Company, the Lender may, at its option, without further notice or demand, (i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) refuse to advance any additional amounts under this Note,
(iii) pursue any and all other rights, remedies and recourse available, at law or in equity, or (iv) pursue any combination of the foregoing. The amount due and payable upon the acceleration of this Note is equal to 100% of the principal amount thereof plus accrued and unpaid interest to the day of payment. The Lender may not enforce this Note except as provided herein.

         The failure by the Lender to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the Lender upon the occurrence of an event of default hereunder shall not constitute a waiver of the right of the Lender to exercise the same at that time or at any subsequent time with respect to such event of default or any other event of default. The acceptance by the Lender of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the Lender, or nullify any prior reduce, release or extinguish any right, remedy or recourse of the Lender, or nullify any prior exercise of any such right, remedy or recourse, or impair, reduce, release or extinguish the obligations of the Company hereunder.

         If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, the Company will be obligated to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

         10. Recourse Against Others. A director, officer, employee or member, as such, of the Company or any of its subsidiaries or affiliates shall not have any liability for any obligations of the Company under this Notice or for any claim based on, in respect of or by reason of such obligations or their creation. The Lender by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

         11. Waiver or Notice. The Company and all other parties hereafter assuming or otherwise becoming liable for the payment of any sum of money payable under this Note, jointly and severally, waive notice of acceleration and notice of intent to accelerate, grace, presentment and demand for payment, protect, notice of protest and/or dishonor, notice of nonpayment, and all other notice, filing of suit and diligence in collecting this Note or enforcing any of the security herefor.

         12. Governing Law. This note has been executed under, and shall be construed and enforced in accordance with, the laws of the State of Delaware, except as such laws are pre-empted by applicable federal laws.

                                                                       EXHIBIT E


                        ALLIANCE MANAGEMENT HOLDINGS, LLC

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Agreement") dated May 8, 2002 is made by Alliance Management Holdings, LLC, a Delaware limited liability company (the "Debtor") with an address at 1717 South Boulder Avenue, Tulsa, Oklahoma 74119, to Alliance Resource Holdings, Inc., a Delaware corporation (the "Secured Party") with an address at 1717 South Boulder Avenue, Tulsa, Oklahoma 74119.

                             PRELIMINARY STATEMENTS

         1. Alliance Resource Management GP, LLC ("MGP"), was authorized by its Board of Directors to repurchase from time to time (the "Repurchase Program") up to one million (1,000,000) common units ("Common Units") representing limited partner interests in Alliance Resource Partners, L.P. a Delaware limited partnership and an affiliate of the MGP and the Secured Party (the "Partnership").

         2. The MGP and the Secured Party entered into that certain Revolving Credit Promissory Note dated November 30, 1999 (the "1999 Note") and that certain Security Agreement dated November 30, 1999 (the "1999 Security Agreement"), pursuant to which the Secured Party made advances to the MGP from time to time, upon the MGP's request, to fund the purchase of Common Units under the Repurchase Program.

         3. In accordance with the 1999 Note and the 1999 Security Agreement, the MGP purchased 164,000 Common Units of the Partnership (the "Repurchased Units"), which were pledged to the Secured Party as security for the 1999 Note.

         4. The MGP has determined to distribute the Repurchased Units in a special allocation to the Debtor and Alliance Management Holdings II, LLC ("AMH-II"), whereby 21,156 of the Repurchased Units will be distributed to the Debtor and 142,844 of the Repurchased Units will be distributed to AMH-II.

         5. The loan to the MGP by the Secured Party, which has an outstanding balance of $2,145,108.75 as of the date hereof, will be assumed by the Debtor and AMH-II in proportion to their pro rata share of the Repurchased Units immediately upon receipt of the Repurchased Units.

         6. In connection with the distribution of the Repurchased Units and the assumption of the loan, the Secured Party and the Debtor have executed a Promissory Note for $276,719.03 dated as of the date hereof, the Secured Party has returned the 1999 Note to the MGP marked "cancelled," and the MGP and the Secured Party have cancelled the 1999 Security Agreement.

         7. The Debtor and the Secured Party intend that the Secured Party should have a security interest in all of the Repurchased Units distributed to the Debtor by the MGP.

         NOW THEREFORE, in consideration of the premises and in order to induce the Secured Party to make advances under the Note, the Debtor hereby agrees as follows:

         Section 1 Defined Terms and Related Matters.

                  (a) Each capitalized term used herein and not otherwise defined shall have the meaning for such term as defined in the Note.

                  (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         Section 2 Grant of Security.

         The Debtor hereby grants to the Secured Party a security interest in all of the Debtor's right, title and interest in and to the following (the "Collateral"):

                         (i) all of the Repurchased Units distributed from the
               MGP to the Debtor, and the certificates representing such Repurchased Units (if the Repurchased Units are in certificated form), and all distributions, dividends, interest and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Repurchased Units; provided, however, any quarterly cash distributions on the Repurchased Units received by the Debtor pursuant to Section 7(a)(ii) hereunder shall not be included in the Collateral; and

                         (ii) all proceeds of any of the foregoing.

         The inclusion of proceeds in this Agreement does not authorize the Debtor to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized hereunder.

         Section 3 Security for Secured Obligations. This Agreement secures the prompt and complete (a) payment of all obligations of the Debtor to the Secured Party under the Note, now or hereafter existing, and (b) performance and observance by the Debtor of all covenants and conditions contained in the Note or this Agreement, whether for principal, interest, fees, expenses or otherwise (all such obligations, covenants and conditions described in the foregoing clauses(a) and (b) being hereinafter referred to as the "Secured Obligation").

         Section 4 Delivery of Collateral. In the event any of the Repurchased Units constituting the Collateral are in certificated form, such certificates or other instruments representing or evidencing the Collateral shall be delivered to and held by the Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. The Secured Party shall have the right, at any time in its sole discretion and without notice to the Debtor, to transfer to or to register in the name of the Debtor or any of its nominees any or all of the Collateral, subject only to the revocable rights specified in Section 7(a) hereof. In addition, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

         Section 5 Representations and Warranties: Covenant. The Debtor represents and warrants as follows:

                  (a) The Debtor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. The principal place of business and chief executive office of the Debtor and the office where the Debtor keeps its records, are located at the address specified in the introductory paragraph to this Agreement or at such other locations disclosed in writing to the Secured Party after the date hereof;

                  (b) The Debtor has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and perform all of its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of Debtor's Board of Directors and members. This Agreement has been duly executed and delivered by Debtor, is in full force and effect and constitutes the legal, valid and binding obligation of such entity, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally and general principles of equity. Upon the filing of financing statements in the locations requested by the Secured Party, this Agreement creates valid liens and security interests in the Collateral, securing the Secured Obligations.

                  (c) The execution, delivery and performance by Debtor of this Agreement and the consummation of each of the transactions contemplated hereby do not and shall not, by the lapse of time, the giving of notice or otherwise:
(i) constitute a violation of any of the terms and provision of any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Debtor or a breach of any provision contained in the operating agreement of the Debtor, or contained in any material agreement, instrument or documents to which the Debtor is a party, except for such violations or breaches that will not have a material adverse effect on it; or (ii) result in or require the creation or imposition of any lien, security interest, option or other charge or encumbrance upon any of the properties or assets of the Debtor (collectively, "Liens"), other than those Liens permitted or created by this Agreement.

                  (d) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, or regulatory body is required either (i) for the pledge by the Debtor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Debtor or (ii) for the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally); and

                  (e) The Debtor covenants and agrees that no Liens will exist to any and all Collateral, other than the security interest in the Collateral created by this Agreement.

         Section 6 Further Assurances. The Debtor agrees that from time to time, at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further section that may be necessary or desirable, or that the Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or not enable the Security Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral, including without limitation, (i) executing and filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as the Secured Party may reasonably request as being necessary or desirable in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) furnishing to the Secured Party from time to time such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

         Section 7 Voting Rights and Distributions.

         (a) So long as no Event of Default (as defined herein) or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing:

                         (i) The Borrower shall be entitled to exercise any and
               all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Note;

                         (ii) The Borrower shall be entitled to receive and
               retain any and all distributions, dividends and interest paid in respect of the Collateral; provided, however, that any and all
               (A) distributions or dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral, (B) distributions or dividends paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution of the Debtor, and
               (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral, shall be, and shall be forthwith delivered to the Secured Party to hold as Collateral and shall, if received by the Debtor, be received in trust for the benefit of the Secured Party, and be forthwith delivered to the Secured Party as Collateral in the same form as so received (with any necessary endorsement); and

                         (iii) The Secured Party shall execute and deliver (or
               cause to be executed and delivered) to the Debtor all such proxies and other instruments as the Debtor may reasonably request for the purpose of enabling the Debtor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the distributions which it is authorized to receive and retain pursuant to paragraph (ii) above.

                  (b) Upon the occurrence and during the continuance of an Event of Default:

                         (i) All rights of the Debtor to exercise the voting and
               other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and the Secured Party shall thereupon have the sole right to exercise such voting and other consensual rights;

                         (ii) All rights of the Debtor to receive the
               distributions, dividends and interests which it would otherwise be entitled to receive and retain pursuant to Section 7(a)(ii) shall cease, and the Secured Party shall thereupon have the sole right to receive and hold as Collateral such distributions, dividends and interest; and

                         (iii) All distributions, dividends and interest which
               are received by the Debtor contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of the Secured Party and shall be forthwith paid over to the Secured Party as Collateral in the same form as so received (with any necessary endorsement).

         Section 8 Sale of Repurchased Units by Debtor.

                  (a) Notwithstanding Section 7(a)(ii)(C) or any other provision of this Agreement, the Debtor may sell Repurchased Units from the Collateral on the open market or directly to investors at prevailing market prices; provided, however, the proceeds of such sale shall immediately be applied against the Secured Obligations. Any surplus of such cash or cash proceeds remaining after payment in full of all the Secured Obligations may be retained by the Debtor or to whomsoever may be lawfully entitled to receive such surplus. In the event of any such sales by the Debtor, the Secured Party will provide the Debtor with such certificates or other instruments representing or evidencing the Repurchased Units to be sold, in suitable form for transfer, as may be necessary to consummate such sales.

                  (b) Other than pursuant to Section 8(a), the Debtor shall not:
(i) sell, assign (by agreement, operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the security interest created by this Agreement.

         Section 9 Continuation of this Agreement.

                  (a) The Debtor agrees this Security Agreement will not terminate prior to the satisfaction of the conditions set forth in paragraph (b) of this Section 9, although from time to time, because of sales pursuant to
Section 8(a) and the application of the proceeds therefrom or otherwise, the Debtor may make payment in full of all of the Secured Obligations.

                  (b) The Debtor agrees that this Security Agreement and the security interest granted hereunder shall terminate automatically upon the maturity of the Note when, but only when, all Secured Obligations have been fully paid and performed. At any time thereafter upon the Debtor's request the Secured Party shall promptly reassign and redeliver, including the termination of any financing statements (or cause to be reassigned and redelivered) to the Debtor, or to such other persons as the Debtor shall designate in writing, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Secured Party pursuant to the terms hereof and shall still be held by it hereunder.

         Section 10 Secured Party Appointed Attorney-in-Fact. The Debtor hereby irrevocably appoints the Secured Party as the Debtor's attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of Debtor, the Secured Party, from time to time in the Secured Party's sole discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all certificates or instruments made payable to the Debtor representing any distribution or other payment in respect of the Collateral or any part thereof and to give full discharge for the same.

         Section 11 Secured Party May Perform. If the Debtor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Debtor under Section 14 of this Agreement.

         Section 12 The Secured Party's Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

         Section 13 Remedies upon Default. If any Event of Default (as defined in the Note) shall have occurred and be continuing:

                  (a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Delaware at that time (the "Code") (whether or not the Code applies to the affected Collateral), and the Secured Party may also, without notice except as specified below, sell the Collateral), and the Secured Party may also, without notice except as specified below, sell the Collateral or any part thereof in one or more lots, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. The Debtor agrees that, to the extent notice of any such sale shall be required by law, at least ten
(10) days' notice to the Debtor shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned:

                  (b) Any cash held by the Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the sole discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Secured Party pursuant to Section 14 hereof) in whole or in part by the Secured Party against, all or any part o the Secured Obligations in such order as the Secured Party shall elect. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive such surplus;

                  (c) In connection with the sale of any Collateral, the Secured Party is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by the Secured Party to render such sale exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws and regulations, and no sale so make in good faith by the Secured Party shall be deemed not to be "commercially reasonable" because so made; and

                  (d) all rights and remedies of the Secured Party expressed herein are in addition to all other rights and remedies possessed by the Secured Party under the Note and any other agreement or instrument relating to the Secured Obligations.

         Section 14 Indemnity and Expenses.

                  (a) The Debtor hereby indemnifies the Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Secured Party's gross negligence or willful misconduct. It is the express intention of the Debtor that the Secured Party shall be indemnified and held harmless against any and all losses, liabilities, claims, efficiencies, judgments or expenses arising out of or resulting from the ordinary negligence (whether sole or contributory) of the Secured Party.

                  (b) The Debtor will upon demand pay to the Secured Party the amount of any and all expenses, including the fees and expenses of its counsel and of any experts and agents, that the Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the evaluation, appraisal, custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iv) the failure by the Debtor to perform or observe any of the provisions hereof. The Debtor agrees to pay interest on any sums payable to the Secured Party hereunder that are not paid when due at a rate per annum equal to nine percent (9%).

         Section 15 Amendments. No amendment or waiver of any provisions of this Agreement, nor consent to any departure by the Debtor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific instance and for the specific purpose for which given.

         Section 16 Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and, if to the Debtor, mailed or telegraphed or delivered to it at the address of the Debtor specified in the introductory paragraph of this Agreement, if to the Secured Party, mailed or delivered to it at the address of the Secured Party specified in the introductory paragraph of this Agreement, or as to either party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

         Section 17 Waiver of Marshalling. All rights of marshalling of assets of the Debtor, including any such right with respect to the Collateral, are hereby waived by the Debtor.

         Section 18 Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable laws.

         Section 19 Severability. Should any clause, sentence, paragraph, subsection or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that parts of this Agreement so held to invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder of this Agreement will have the same force and effectiveness as if such stricken part or parts had never been included herein.

         Section 20 Captions. The captions in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

         Section 21 No Waiver Remedies. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


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


         Section 22 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         Section 23 Continuing Security Interest; Substitution of Agent. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Secured Obligations, (ii) be binding upon the Debtor, its successors and assigns, and
(iii) inure to the benefit of the Secured Party and its successor, transferees and assigns. Without limiting the generality of the foregoing clause (iii), upon written notice to the Debtor, the Secured Party may substitute another entity to take its place as the Secured Party, and such other entity shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein or otherwise. Upon the payment in full of the Secured Obligations, the Debtor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied against the Secured Obligations pursuant to the terms hereof.

         Section 24 Appraisals. The Debtor agrees that at any time and from time to time, at the expense of the Debtor, the Debtor, as the request of the Secured Party, shall deliver to the Secured Party an appraisal of the Collateral, in form and substance satisfactory to the Secured Party.

         Section 25 Survival of Representations and Warranties. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Debtor in connection herewith shall survive the execution and delivery of this Agreement and repayment of the Secured Obligations. Any investigation by the Secured Party shall not diminish in any respect whatsoever its rights to rely on such representations and warranties.

         Section 26 Security Interest Absolute. All rights of the Secured Party and security interests hereunder, and all obligations of the Debtor hereunder shall be absolute and unconditional irrespective of:

                         (i) any lack of validity or enforceability of the Note
               or any other agreement or instrument relating thereto:

                         (ii) any change in the time, manner or place of payment
               of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Note;

                         (iii) any exchange, release or non-perfection of any
               collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

                         (iv) any other circumstance which might otherwise
               constitute a defense available to, or discharge of, the Debtor or a third party pledgor.

         Section 27 Waiver of Jury Trial. The Debtor and Secured Party hereby waive, to the extent permitted by applicable law, any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or arising from or relating to any


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relationship existing in connection with this Agreement, and agrees, to the extent permitted by applicable law, that any such action or proceeding shall be tried before a court and not before a jury.

         Section 28 Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective representatives to be effective as of the date first above written above.

                             ALLIANCE MANAGEMENT HOLDINGS, LLC



                             By:   /s/ Thomas L. Pearson
                                ------------------------------------------------
                                Thomas L. Pearson
                                Secretary



                             ALLIANCE RESOURCE HOLDINGS, INC.



                             By:   /s/ Thomas L. Pearson
                                ------------------------------------------------
                                Thomas L. Pearson
                                Senior Vice President - Law and Administration and General Counsel






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